Exhibit 99.1
BigBear.ai Names Carl Napoletano as Chief Operating Officer

Columbia, MD – October 4, 2024 – BigBear.ai (NYSE: BBAI) today announced the appointment of Carl Napoletano as Chief Operating Officer (COO). Napoletano, who has been with the company since 2020, will assume his new responsibilities effective immediately and will continue to report directly to CEO Mandy Long.
“Carl’s promotion to COO is an important step for BigBear.ai,” said Mandy Long, CEO of BigBear.ai. “Since our inception, Carl has consistently demonstrated an unwavering dedication to our mission, customers, and people. His decades of operational experience, intimate knowledge of our target markets, and understanding of our company’s unique strengths will be instrumental as we continue to deliver transformative solutions that meet the evolving needs of our customers.”
“I am honored to take on the role of COO at BigBear.ai, a company that I am proud to have contributed to since its beginning,” said Napoletano. “I look forward to collaborating with our talented team to further enhance our capabilities and ensure that we continue delivering exceptional value to our customers as we grow.”
Napoletano has held a number of senior leadership positions at BigBear.ai, most recently serving as Vice President of Special Projects, where he oversaw the strategic integration of major acquisitions, including Pangiam.
Prior to joining BigBear.ai, Carl served as Principal and Senior Vice President at ProModel Corporation, where he led the development and delivery of mission-critical decision support solutions for the Department of Defense.
Executive Bio
Carl Napoletano previously served as Vice President of Special Projects at BigBear.ai, where he led the integration of major acquisitions, including Pangiam. Previously, he led BigBear.ai’s portfolio of critical decision support solutions, serving over 300,000 users across the U.S. Army and various government agencies. Prior to joining BigBear.ai, Carl served as Principal and Senior Vice President at ProModel Corporation, leading the development of mission-critical decision support solutions for the Department of Defense, and in 2020, he led the acquisition of ProModel Government Solutions by BigBear.ai. He also previously held leadership positions in Engineering and New Business Development at General Dynamics Electric Boat, focusing on delivering combat systems for nuclear submarines. Carl earned a Bachelor of Science in Electrical Engineering from the Rochester Institute of Technology.
About BigBear.ai
BigBear.ai is a leading provider of AI-powered decision intelligence solutions for national security, digital identity, and supply chain management. Customers and partners rely on BigBear.ai’s artificial intelligence and predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in Columbia, Maryland, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit https://bigbear.ai and follow BigBear.ai on LinkedIn: @BigBear.ai.

Exhibit 99.1
Forward-Looking Statements
This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the intended use of proceeds from the private placement and may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; and increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.
Contacts
General/Sales: info@bigbear.ai
Investors: investors@bigbear.ai
Media: media@bigbear.ai